SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) September 17, 2001
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                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

      On September 17, 2001, General Motors Corporation (GM) issued a news release providing an update of its operations and market outlook. The release is as follows:

     DETROIT, Sept. 17 /PRNewswire/ -- General Motors Corp. (NYSE: GM) today provided an update on its operations and market outlook.

     "GM and its family of employees, dealers and suppliers are deeply saddened by the loss of life and suffering of so many victims and their families last week. We are committed to helping in the nation's recovery from these tragic events," said GM President and Chief Executive Officer Rick Wagoner.

     A production stoppage occurred at all of GM's U.S. manufacturing and assembly plants on Friday in observance of National Prayer and Remembrance Day. GM closed three East Coast plants on Tuesday in light of events, and lost some additional production later in the week as a result of parts shortages.

     Despite these temporary stoppages, General Motors today said its manufacturing plants in North America are expected to run at a nearly regular pace of production for the remainder of the third quarter. GM also said its third quarter production losses attributable to the terrorist activity and its aftermath will be less than 10,000 units. Accordingly total production for the third quarter is expected to be slightly above 1.22 million units.

     Based on this current assessment, GM affirmed its previously stated expectation for third quarter earnings of $0.83 per share.

     "The market outlook for the remainder of the year is more difficult to predict," said Wagoner. "While vehicle deliveries were somewhat resilient last week, it is too soon to determine the effect on consumer confidence. We will closely monitor the economic outlook and will be prepared to make the appropriate production adjustments," said Wagoner.

     Prior to last week, GM had expected U.S. vehicle sales for the year to be about 16.8 million units, and fourth quarter production was expected to be about
1.318 million units, down about 3 percent compared to the prior year. GM will release its regular update on sales and production on Oct. 2.

     In this press release and related comments by General Motors management, our use of the words "outlook," "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-10,11) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in


                                      - 2 -

the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    September 18, 2001
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                                       By
                                            /s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)




































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